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                                                                Exhibit 5.1


                                             January 19,1996

CMS NOMECO Oil & Gas Co.
One Jackson Square
P.O. Box 1150
Jackson, MI  49204

RE:  Certain Shares of Common Stock, No Par Value

Ladies and Gentlemen:

I refer to the Registration Statement on Form S-1 (the "Registration Statement") being filed by CMS NOMECO Oil & Gas Co. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of certain shares of Common Stock, no par value (the "Common Stock"), of the Company. It is my understanding that the total number of shares of the Company's Common Stock to be registered will be a number (the "Maximum Share Number") of shares of such Common Stock, including any shares of such Common Stock which may be issued in connection with the exercise of an option granted by the Company to the underwriters to cover over-allotments, if any, which, after giving effect to the issuance and sale thereof, will not exceed twenty percent (20%) of the total issued and outstanding Common Stock on a fully diluted basis.

I am familiar with the proceedings to date with respect to the proposed issuance and sale of up to the Maximum Share Number of shares of Common Stock and have examined such records, documents and questions of law, and satisfied myself as to such matters of fact, as I have considered relevant and necessary as a basis for this opinion.

Based on the foregoing, I am of the opinion that:

        1. The Company is duly incorporated and validly existing under the laws of the State of Michigan.

        2. The Common Stock, up to the Maximum Share Number, will be legally issued, fully paid and non-assessable when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) the Company's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of the Common Stock as contemplated by the Registration Statement; and (iii) certificates representing the Common Stock shall have been duly executed, countersigned and registered, and duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

I express no opinion as to the application of the securities or blue sky laws of the various states to the sale of up to the Maximum Share Number of shares of the Common Stock.

I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to me included in or made a part of the Registration Statement.

                                             Very truly yours,


                                             /s/ William H. Stephens, III
                                             William H. Stephens, III